                                                                    Exhibit 99.2

                                (EPIMMUNE LOGO)
               5820 Nancy Ridge Drive, San Diego, California 92121
                   Phone: (858) 860-2500- Fax: (858) 860-2600

FOR FURTHER INFORMATION

AT EPIMMUNE:
Robert De Vaere
VP, Finance & Admin.
& CFO
(858) 860-2500

AT FINANCIAL RELATIONS BOARD:
Lars Glassen
General Information
(310) 854-8313
lglassen@financialrelationsboard.com

Tricia Ross
Investor/Analyst Information
(617) 520-7064
tross@financialrelationsboard.com

FOR IMMEDIATE RELEASE
JUNE 24, 2005

       EPIMMUNE WILL REQUEST HEARING TO APPEAL NASDAQ STAFF DETERMINATION

SAN DIEGO, JUNE 24, 2005 - EPIMMUNE INC. (NASDAQ: EPMN) today announced it had been notified that the Nasdaq staff had denied its request for continued listing on The Nasdaq National Market. Epimmune indicated that it would file an appeal with the Nasdaq Listing Qualifications Panel and request a hearing on the staff's determination. Pending the outcome of the appeal, Epimmune's stock will continue to trade on The Nasdaq National Market. Epimmune expects to be in full compliance with Nasdaq listing requirements following its proposed share exchange with Immuno-Designed Molecules S.A., or IDM.

On May 17, 2005, Epimmune was informed that, based on information disclosed in its Form 10-Q for the period ended March 31, 2005, it did not meet the minimum stockholders' equity requirement of $10 million for continued listing set forth in Marketplace Rule 4450(a)(3). In response, Epimmune submitted a plan to achieve and sustain compliance with the minimum stockholders' equity requirement through a proposed share exchange transaction with the shareholders of IDM. Epimmune entered into a share exchange agreement with the principal shareholders of IDM on March 15, 2005. On June 20, 2005, Epimmune received a letter from the Nasdaq Stock Market indicating that its plan was not accepted by the Nasdaq staff because, among other things, Epimmune will be unable to demonstrate compliance until the IDM transaction is complete and the IDM transaction is not definitive because it is subject to approval by Epimmune's stockholders and the Company had not set a date for the stockholders' meeting. Epimmune will appeal the Nasdaq staff's determination. During the appeal process and until a final determination is made with respect to continued listing, Epimmune's common stock will continue to trade on The Nasdaq National Market. Alternatively, Epimmune may apply to have its stock listed on The Nasdaq SmallCap Market.

"We have set a tentative date of August 11, 2005 for our stockholder's meeting and hope to close the IDM transaction shortly thereafter," said Emile Loria, M.D., President and Chief Executive Officer of Epimmune. "We continue to believe that the IDM transaction is good for both companies and for our stockholders. Once the IDM transaction is closed, we expect to be in full compliance with Nasdaq listing requirements and can focus our attention on the success of the combined company."


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Financial Relations Board serves as financial relations counsel to this company, is acting on the company's behalf in issuing this bulletin and is receiving compensation therefor.
 The information contained herein is furnished for informational purposes only and is not to be construed as an offer to buy or sell securities.
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Epimmune Inc.
Page 2 of 3


ABOUT EPIMMUNE INC.

EPIMMUNE INC., based in San Diego, is focused on the development of vaccines using multiple epitopes to specifically activate the body's immune system. Epitopes, critical signaling molecules, stimulate the T cell arm of the immune system to respond to specific regions of cancer cells or infectious agents. By combining multiple, selected epitopes into a single vaccine candidate, the immune response can be both targeted and optimized for strength. Epimmune's therapeutic vaccine candidates have been designed to treat disease by stimulating the body's immune system to respond aggressively to infections such as HIV, hepatitis C virus and hepatitis B virus, and tumors such as breast, colon, lung and prostate. The Company's prophylactic vaccine candidates have been designed to protect against disease by teaching the body's immune system to react quickly when exposed to infectious agents. Epimmune's technology can also be used to identify and potentially eliminate undesirable reactions to therapeutic drugs or consumer products by modifying specific epitopes to suppress the unwanted immune response without degrading product efficacy. For more information on Epimmune, visit www.epimmune.com.

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT EPIMMUNE'S PROPOSED COMBINATION WITH IDM

Epimmune has filed a proxy statement concerning its proposed combination with IDM with the Securities and Exchange Commission (SEC). Investors and security holders are advised to read the proxy statement related to the proposed transaction because it contains important information related to the transaction. Investors and security holders may obtain a free copy of the proxy statement and other documents filed by Epimmune with the SEC at the SEC's website at http://www.sec.gov. The proxy statement and any other documents filed by Epimmune with the SEC may also be obtained free of charge from Epimmune by directing such request to Epimmune's Secretary at the following address: 5820 Nancy Ridge Drive, San Diego, California 92121.

INFORMATION CONCERNING PARTICIPATION IN EPIMMUNE'S PROXY SOLICITATION

Epimmune and IDM and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the shareholders of Epimmune with respect to the proposed transaction between Epimmune and IDM. Information regarding Epimmune's executive officers and directors is included in Epimmune's Annual Report on Form 10-K/A filed with the SEC for the year ended December 31, 2004. This document is available free of charge at the SEC's website at http://www.sec.gov and from Epimmune at http://www.epimmune.com. Investors and security holders may obtain additional information about the interests of the respective executive officers and directors of Epimmune and IDM in the proposed transaction between Epimmune and IDM by reviewing the proxy statement related to the transaction filed with the SEC.

FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements that reflect management's current views of future events, including statements regarding the potential closing of the proposed transaction between Epimmune and IDM and the expected advantages of combining Epimmune and IDM. Actual results may differ materially from the above forward-looking statements due to a number of important factors, including but not limited to the possibility that the proposed transaction with IDM may not ultimately close for any of a number of reasons, including, but not limited to, Epimmune not obtaining shareholder approval of the transaction, the increase in its authorized capital or the reverse split of Epimmune common stock; the possibility that Epimmune's appeal will not be successful, NASDAQ will not approve the listing of the combined company's shares for trading on the NASDAQ National Market or the combined company will not be able to meet the continued listing


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Epimmune Inc.
Page 3 of 3


requirements after the closing of the transaction; that Epimmune will forego business opportunities while the transaction is pending; that prior to the closing of the proposed transaction, the business of the Company, including the retention of key employees, may suffer due to uncertainty; and even in the event the transaction is completed, that combining Epimmune and IDM may not result in a stronger company, that the technologies and clinical programs of the two companies may not be compatible and that the parties may be unable to successfully execute their integration strategies or realize the expected benefits of the transaction. Additional factors that may cause actual results to differ materially include risks regarding whether the company or any of its collaborators will be able to develop pharmaceutical products using the technologies of the company, risks associated with completing clinical trials of product candidates, the risks involved in the regulatory approval process for the company's product candidates, the possibility that clinical testing may reveal undesirable and unintended side effects or other characteristics that may prevent or limit the commercial use of proposed products; whether the cash resources of the company will be sufficient to fund operations as planned, reliance on key employees, especially senior management; the uncertainty of the company's future access to capital; the risk that the company may not secure or maintain relationships with collaborators, and the company's dependence on intellectual property. These factors are more fully discussed in Epimmune's Annual Report on Form 10-K/A filed with the SEC for the year ended December 31, 2004, in the proxy statement concerning Epimmune's proposed business combination with IDM filed with the SEC on June 23, 2005, and other periodic reports filed with the Securities and Exchange Commission. Epimmune expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law


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